FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 6, 2020

REGISTRATION NO. 333-241684

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2 TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DRIVEN DELIVERIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	8742	32-0416399
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

 (Address, including zip code, and telephone number, including area code, of principal executive offices)

Brian Hayek

Chief Financial Officer

134 Penn Street, El Segundo, California 90245

(833) 378 6420

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert Diener, Esq.

Law Offices of Robert Diener

41 Ulua Place

Haiku, HI 96708

Phone: (808) 573-6163

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

Driven Deliveries, Inc., a Delaware corporation (the “Company”), filed Amendment No. 1 to Registration Statement on November 4, 2020. The sole purpose of this Amendment No.2 is to update Exhibit 23.1 by changing the date of Exhibit 23.1 to Nov ember 5, 2020. In all other respects, Amendment No. 1 to the Company’s Registration Statement filed on November 4, 2020 remains unchanged.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Los Angeles, California November 5, 2020.

Driven Deliveries, Inc.

By:	/s/ Salvador Villanueva
Name:	Salvador Villanueva
Title:	President and Interim Chief Executive Officer

By:	/s/ Brian Hayek
Name:	Brian Hayek
Title:	Chief Financial Officer, Treasurer, and Secretary

Each person whose signature appears below constitutes and appoints Brian Hayek his true and lawful attorney in fact and agent, with full power of substitution and resubstituting, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post effective amendments) to the Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Salvador Villanueva	President and Interim Chief Executive Officer (Principal Executive Officer)
Salvador Villanueva		November 5, 2020

/s/ Brian Hayek	Chief Financial Officer, Treasurer, Secretary
Brian Hayek	(Principal Financial and Accounting Officer)	November 5, 2020

/s/ Adam Berk	Director	November 5, 2020
Adam Berk

2